UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 2, 2013 (July 1, 2013)

Mimvi, Inc.

(Exact name of registrant as specified in its charter)

000-54074

(Commission File Number)

Nevada	26-0685980
(State or other jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

440 Wolfe Road

Sunnyvale, California 94085

(Address of principal executive offices)

818-746-5816

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Forward-Looking Statements

This Current Report on Form 8-K and other written and oral statements made from time to time by us may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address our growth strategy, financial results and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Current Report on Form 8-K is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Current Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not assume any obligation to update any forward-looking statement. As a result, investors should not place undue reliance on these forward-looking statements.

Item 1.01 Entry into a Material Definitive Agreement.

The Merger

On July 1, 2013 (the “Closing Date”), Mimvi, Inc., a Nevada corporation (“we” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) whereby the Company’s wholly owned subsidiary, Adaptive Media Acquisition Co., Inc., an Oregon corporation, merged with and into Adaptive Media, Inc., an Oregon corporation (“Adaptive Media”), a company engaged in the business of Internet, mobile, and video advertising (the “Merger”). On July 1, 2013, the parties executed all documents and filed the Plan of Merger with the Oregon Secretary of State. Upon consummation of the Merger, the Adaptive Media shareholders were issued 33,500,000 shares of common stock, par value $0.001 per share, of Mimvi constituting approximately 29.9% of the outstanding stock of the Company. The current shareholders will retain 70.1% of the Company. Specifically, each Adaptive Media share was converted into the right to receive 3,350 shares of Company Common Stock. In addition, the Company entered into a Put Agreement with the Adaptive Media Shareholders granting them the right to require the Company to purchase from them up to their pro rata portion of 5,500,000 shares, subject to certain limitations. The Merger caused Adaptive Media to become a wholly owned subsidiary of the Company. The Merger was subject to customary closing conditions. A copy of Agreement and Plan of Merger dated July 1, 2013 is included as Exhibit 10.1 hereto.

The Company intends to file financial statements of the acquired company, Adaptive Media, in addition to pro forma financial information, in an amendment to this Current Report on Form 8-K. Upon the closing of the Merger, Michael Poutre resigned as the Company’s Chief Executive Officer and Director and Kasian Franks resigned as Chief Visionary Officer and Chairman of the Company’s Board of Directors. Qayed Shareef was appointed as the Company’s Chief Executive Officer and Director.

The foregoing description of the Merger and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 10.1 hereto, and the Put Agreement, which is filed as Exhibit 10.2 hereto, and which are incorporated herein by reference.

On the Closing Date, we entered into an employment agreement with Qayed Shareef (the “Employment Agreement”), whereby Mr. Shareef agreed to serve as our Chief Executive Officer for a period of three (3) years, subject to renewal, in consideration for an annual salary of $120,000 and an Indemnification Agreement. The shares of Company stock that Mr. Shareef is acquiring pursuant to the Merger are also subject to a Leak-Out and Lockup Agreement (the “Leak-Out and Lockup Agreement”). The Leak-Out and Lockup Agreement, Employment Agreement, and Indemnification Agreement are filed as Exhibits 10.3, 10.4, and 10.5, respectively, which are incorporated herein by reference.

Also on the Closing Date, Michael Poutre, our former chief executive officer, entered into a consulting agreement (the “Consulting Agreement”) with the Company. Mr. Poutre agreed to advise the Company during its transition in exchange for cash consideration equal to $15,000 per month. In addition, the Company will, within five (5) days of the Closing Date, issue to Mr. Poutre 500,000 shares of Common Stock and a three-year stock purchase warrant to purchase an additional 500,000 shares at an exercise price to be determined. The Consulting Agreement is for a four (4) month term, with an automatic monthly renewal provision. In connection with the Consulting Agreement, the Company and Mr. Poutre also entered into an indemnification agreement. The Consulting Agreement and Mr. Poutre’s indemnification agreement are filed as Exhibits 10.6 and 10.7, respectively, and are incorporated herein by reference.

Following the closing of the Merger, there were approximately 111,966,709 shares of our Common Stock issued and outstanding.

The shares of our Common Stock issued to the Adaptive Media Members in connection with the Merger were not registered under the Securities Act, and were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated thereunder. Certificates representing these shares will contain a legend stating the restrictions applicable to such shares.

Changes to the Board of Directors and Executive Officers

On the Closing Date, effective upon the closing of the Merger, Michael Poutre resigned as our Chief Executive Officer and Director and Kasian Franks resigned as Chief Visionary Officer and Chairman of our Board of Directors. Pursuant to the terms of the Merger Agreement, Qayed Shareef was appointed as our Chief Executive Officer and Director.

Qayed Shareef, 37, has over 12 years of experience in digital marketing. Prior to founding Adaptive Media, Mr. Shareef served as the Executive Vice President and General Manager for Traffic Marketplace’s ad network, where he managed ad operations, campaign management, publishers, and business development. During his tenure, the network consistently ranked in the top ten networks for reach, while working with both Fortune 500 advertisers and comScore top 1000 sites. He helped launch Traffic Marketplace’s first mobile network in 2008, which produced 20% of the network’s revenue by 2011. Prior to his role at Traffic Marketplace, Mr. Shareef co-founded and was the Chief Operating Officer of Premier Group Services, which was one of the largest independent real estate services companies in Orange County, California. Mr. Shareef also spent time at Drapers.com, CheetahMail, and LowerMyBills.com (acquired by Experian) in their early stages, where he played key roles in marketing and account management. Mr. Shareef has also served in advisory roles for several start-ups that have been acquired, including MediaForge (Rakuten) and Tapit! (Phunware). He currently sits on the advisory boards of Ember, Pagewoo, and Facecake Marketing Technologies.

Changes to the Business. We intend to carry on the business of Adaptive Media as our primary activity along with our current business.

Accounting Treatment. The Merger is being accounted for as an acquisition of assets rather than a business pursuant to Financial Accounting Standards Board Accounting Standards Codification 805-50-30 “Business Combinations”. Accordingly, assets acquired through a transaction that is not a business combination shall be measured based on the cash consideration paid plus either the fair value of the non-cash consideration given or the fair value of the assets acquired, whichever is more clearly evident.

Tax Treatment; Small Business Issuer. The Merger is intended to constitute a reorganization within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), or such other tax free reorganization exemptions that may be available under the Code. No private letter ruling or tax opinion has been obtained in connection with the Merger and there can be no assurance that the tax free treatment intended will be honored by the IRS.

Following the Merger, we will continue to be a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K, as promulgated by the SEC.

Corporate Information. Adaptive Media was formed in the state of Oregon on May 14, 2012. As used in this Current Report on Form 8-K, all references to “we”, “our” and “us” for periods prior to the closing of the Merger refer to Adaptive Media as a privately owned company, and for periods subsequent to the closings of the Merger, refer to the Company and its subsidiaries (including Adaptive Media).

Description of Adaptive Media’s Business

Based in Mission Viejo, California, Adaptive Media is an audience and content monetization company working with website owners, app developers and video content publishers to better optimize the serving of content and ads together. We serve as the foundation for content developers looking to engage brand advertisers through integrated, engaging and impactful ads across its content on multiple devices. Our multi-channel ad delivery and content platform delivers relevant and timely-placed advertising that meets the needs of our publishers’ audiences without interrupting their users’ experiences. For more information, please visit: www.adaptivem.com.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information relating to the beneficial ownership of the Company common stock by those persons beneficially holding more than 5% of the Company's common stock, by the Company's directors and executive officers, and by all of the Company's directors and executive officers as a group as of the Closing Date:

Name and Address of Beneficial Owner	Amount and Nature Of Beneficial Ownership		Percent of Outstanding Stock(1)
Holders of Greater Than 5%:
Kasian Franks	10,051,250		8.7%
John Strong	9,306,250		7.9%
Directors and Officers:
Qayed Shareef, Chief Executive Officer and Director	27,918,900		24.9%
Kevin J. Conner, Chief Financial Officer and Director	1,741,044	(2)	1.5%
All Directors and Officers as a group (2 persons)	29,659,944		26.4%

(1)	Unless otherwise indicated in the footnotes to the table, each shareholder shown on the table has sole voting and investment power with respect to the shares beneficially owned by him or it. The percentages are calculated using 111,966,709 outstanding shares of the Company’s common stock on the Closing Date as adjusted pursuant to Rule 13d-3(d)(1)(i). Pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended, beneficial ownership information also includes (i) shares subject to options and warrants exercisable within sixty days of July 1, 2013 and (ii) shares subject to Restricted Stock Units that will vest within sixty days of July 1, 2013.

(2)	Includes (i) 275,000 shares of common stock held by Westrock Partners; and (ii) 250,000 shares of common stock held by Conner LLP and/or Mr. Conner. Mr. Conner has voting and investment control over the securities owned by Conner LLP and Westrock Partners. The address of Conner LLP and Westrock Partners is 100 Park Avenue, Suite 1600 New York, New York 10017.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

10.1 Agreement and Plan of Merger

10.2 Put Agreement

10.3 Leak-Out and Lockup Agreement

10.4 Employment Agreement

10.5 Indemnification Agreement (Shareef)

10.6 Consulting Agreement

10.7 Indemnification Agreement (Poutre)

10.8 Press Release dated July 2, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2013	MIMVI, INC.

/s/ Qayed Shareef
Qayed Shareef Chief Executive Officer